Exhibit 10.3

                            [Brean Murray letterhead]




March 13, 2001


John Antenucci
President
Integrated Spatial Information Solutions, Inc.
112 East Main Street
Frankfort, KY  40601


Gentlemen:

This Letter Agreement ("Agreement") will confirm the understanding between Integrated Spatial Information Solutions, Inc. (the "Company" or "ISIS"), and Brean Murray & Co., Inc. ("BMCI").

Commencing February 26, 2001 and through the period ending December 31, 2001, the Company retains BMCI and BMCI agrees to perform such financial advisory services on matters relating to corporate finance and recapitalization and more specifically, related to the development and execution of a rights offering of ISIS common stock. ISIS or BMCI may terminate this Agreement upon thirty days' written notice subsequent to a rights' offering or other recapitalization event as anticipated by this Agreement.

It is anticipated that, at various points in time, the Company may request that BMCI perform a specific financial advisory service or services, which may include written advice in the format generally referred to as "Fairness Opinions." In each such case, a separate agreement will be negotiated which will set forth the services which the Company desires BMCI to render, which agreement will establish the fees payable to BMCI for such services. The teams assembled by BMCI will include such members of BMCI's corporate finance and research staff as may be required given the nature of the particular transaction.

BMCI shall perform such services as an independent contractor and not as an employee of ISIS. As such, BMCI shall not be entitled to or claim any benefits or right accorded to the employees of ISIS.

In consideration of the performance by BMCI of such services, and in lieu of BMCI's normal annual retainer, the Company will issue to BMCI or its designees upon closing of a recapitalization event or concurrent with a rights offering, warrants, in the form annexed as Appendix A to this agreement, to purchase 2% of the common shares outstanding after the rights offering, but without reference to any rights which will be offered to Crossways Consulting Group for various services rendered. The warrants issued to BMCI will expire five years after the date of issuance and will be exercisable at a price of equal to 110% of the exercise price of the rights or a 10% premium to the per share investment price of a recapitalization event. In light of paragraph 1(b) of Appendix "A," BMCI will not receive any demand registration rights, but the Company will grant to BMCI rights to two "piggyback" registrations with respect to offerings of shares issued upon exercise of Warrants. The aforementioned registrations will be at the expense of the Company.

The Company will reimburse BMCI for all out-of-pocket expenses incurred in carrying out the terms of this Agreement, provided that any single out-of-pocket expense in excess of $500 will be submitted for prior approval by the Company.

The Company agrees to indemnify and hold BMCI, its affiliates, control persons, officers, employees and agents (each an "Indemnified Person") harmless from and against all losses, claims, damages, liabilities, costs or expenses according to the terms and conditions specified in Appendix B.

Any information obtained by the parties from each other in the course of performing this Agreement, which is of proprietary nature and is not publicly available shall be kept confidential and not released by the receiving party without the consent of the other party. The receiving party agrees to handle such proprietary information with the same degree of care as it uses to handle its own proprietary information.

This Letter Agreement shall be governed by the laws of the State of New York governing contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

If any provision of this Agreement is found to be void, the remainder of the Agreement shall remain in full force and shall not thereby be terminated.

This Letter Agreement sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels any prior communications, understandings and agreements between the parties. Neither this Letter Agreement nor its substance shall be disclosed except to those who are in a confidential relationship with the Company or where the same is required by law. This Letter Agreement may not be amended, nor may any of its provisions be waived, except by written agreement signed by both parties. This Letter Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and Brean Murray.

If the foregoing accurately reflects your understanding of the Agreement between the Company and BMCI, please so indicate by signing the enclosed copy of this letter in the space provided and return same to us, together with the duly executed Indemnification Agreement.

                                       Very truly yours,



                                       By:      /s/ John C. Moore, III
                                          --------------------------------------
                                                John C. Moore, III
                                                Managing Director

Accepted and Agreed to as of
 the date first written above:

Integrated Spatial Information Solutions, Inc.


By:      /s/ John Antenucci
    ------------------------------------------
         John Antenucci
         President

                                    Exhibit B
                                    ---------

                            INDEMNIFICATION AGREEMENT
                            -------------------------


     Indemnification agreement dated as of March 13, 2001 by and between Integrated Spatial Information Solutions, Inc. (the "Company") and Brean Murray & Co., Inc. ("BMCI").

     The Company agrees to indemnify and hold BMCI and its affiliates, control persons, directors, officers, employees and agents (each an "Indemnified Person") harmless from and against all loses, claims, damages, liabilities, costs or expenses, including those resulting from any threatened or pending investigation, action, proceeding or dispute whether or not BMCI or any such other Indemnified Person is a party to such investigation, action, proceeding or dispute, arising out of BMCI's entering into or performing services under this Agreement, or arising out of any matter referred to in this Agreement. This indemnity shall also include BMCI's and/or any such other Indemnified Person's reasonable attorney's and accountants' fees and out-of-pocket expenses incurred in, and the cost of BMCI's personnel whose time is spent in connection with, such investigations, actions, proceedings or disputes which fees, expenses and costs shall be periodically reimbursed to BMCI and/or to any such other Indemnified Person by the Company as they are incurred; provided, however, that the indemnity herein set forth shall not apply where a court of competent jurisdiction has made a final determination that BMCI acted in a grossly negligent manner or engaged in willful misconduct in the performance of its services hereunder which gave rise to the lose, claim, damage, liability, cost or expenses sought to be recovered hereunder (but pending any such final determination the indemnification and reimbursement provisions hereinabove set forth shall apply and the Company shall perform its obligations hereunder to reimburse BMCI and/or they are incurred). The Company also agrees that neither BMCI nor any Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with any act or omission to act by BMCI as a result of its engagement under this Agreement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is found in a final determination by a court of competent jurisdiction to have resulted from BMCI's gross negligence or willful misconduct.

     If for any reason, the foregoing indemnification is unavailable to BMCI or any such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by BMCI or any such other Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and BMCI or any such other Indemnified Person on the other hand, but also the relative fault of the Company and BMCI or any such other Indemnified Person, as well as any relevant equitable considerations; provide that in no event will the aggregate contribution by BMCI and any such other Indemnified Person hereunder exceed the amount of fees actually received by BMCI pursuant to this Agreement.

     The reimbursement, indemnity and contribution obligations of the Company hereinabove set forth shall be in addition to any liability which the Company may otherwise have and these obligations and the other provisions hereinabove set forth shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, BMCI and any other Indemnified Person.

     The terms and conditions hereinabove set forth in this Appendix B shall survive the termination and expiration of this Agreement and shall continue indefinitely thereafter.

                 Integrated Spatial Information Solutions, Inc.



                           By:   /s/ John Antenucci
                               -------------------------------------------------
                                John Antenucci
                                President



                           Brean Murray & Co., Inc.



                           By:    /s/ John C. Moore, III
                               -------------------------------------------------
                                John C. Moore, III
                                Managing Director